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                                                                   Exhibit 10.13

                                                            Leased Real Property


                                 LEASE AGREEMENT
                                 ---------------

                           This Lease Agreement (the "Lease") is made as of the
29th day of July, 1998 by and between MALLINCKRODT, INC., a Delaware corporation (the "Landlord"), and GEO SPECIALTY CHEMICALS, INC., an Ohio corporation (the "Tenant"). Unless otherwise specifically set forth herein, capitalized terms shall have the meaning ascribed to them in that certain Asset Purchase Agreement, by and among Tenant, as buyer, Landlord and Mallinckrodt, Inc., a New York corporation, collectively, as seller, dated June 29, 1998 (the "Asset Purchase Agreement").

                           1. LEASED PREMISES. Upon and subject to the terms and
conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the buildings and other improvements (herein, the "Leased Premises") associated with the warehouse and sludge processing facility currently operated by Landlord on land owned by Landlord (the "Land") situated in South Whitehall Township, County of Lehigh and State of Pennsylvania, as described on Exhibit A attached hereto and made a part hereof, and as more narrowly described as Lot Nos. 3 and 4 on the proposed Subdivision Plan of Mallinckrodt Chemical, Inc., prepared by McTish, Kunkel & Associates, Consulting Engineers, Allentown, Pennsylvania, dated June 19, 1998 (the "Proposed Subdivision Plan"), which Landlord plans to file of record following the date hereof. The parties acknowledge that the Leased Premises consists of leased improvements only, and not the Land; provided, that Landlord hereby grants to Tenant, throughout the term hereof (i) the right to use existing roadways on the Land for ingress and egress from the Leased Premises over the Land to Mauch Chunk Road and to Cedar Crest Road, for persons and vehicles entering and leaving the Leased Premises and (ii) the right to park vehicles in the parking areas located near the Leased Premises. The Leased Premises are identified on the site plan attached hereto and made a part hereof as Exhibit B.

                           2. LEASE TERM. (a) The initial term of this Lease
shall be twenty (20) years, commencing on the date first written above (the "Commencement Date") and expiring on July 30, 2018 at 11:59 P.M. (the "Initial Term").

                           (b) Tenant shall have fifteen (15) renewal options of
two (2) years each to extend the term of this Lease on the same terms and conditions as the Initial Term, except that Tenant shall have no further options to extend (each renewal period is referred to as a "Renewal Term"; the Initial Term and any Renewal Terms are herein collectively referred to as the "Term"). Such rights to extend shall be exercisable by providing Landlord with written notice of such election not less than thirty (30) days prior to the expiration of the Initial Term or then current Renewal Term.

           3. RENT. (a) During the Initial Term and each Renewal Term, Tenant shall pay to Landlord, as base rent (the "Base Rent"), a sum equal to $1.00 per



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                                                            Leased Real Property



annum, payable in one installment in advance on the Commencement Date and on each anniversary of the Commencement Date.

                           (b) In addition to the Base Rent as provided above,
Tenant shall also pay, when due, all costs, expenses and other sums of money required to be paid by Tenant under the terms of this Lease, any and all of which are hereby defined as "Additional Rent." In the event of any non-payment of Additional Rent, when due, Landlord shall have all of the rights and remedies provided for hereunder, or by law or in equity, for the non-payment of Base Rent or for any other breach of this Lease. Base Rent and Additional Rent are hereinafter sometimes collectively referred to as "Rent."

                           (c) All Rent shall be payable without demand,
deduction or set-off. All Rent payments shall be made to Landlord at Landlord's address set forth in paragraph 22 or at such other address as Landlord may designate.

                           4. REAL PROPERTY TAXES AND ASSESSMENTS. Tenant shall
pay all real property taxes and assessments, special or otherwise, affecting and attributable to the Leased Premises and covering the period included within the Term. Tenant shall have the right to institute and prosecute any lawful contest of real property taxes and assessments, special or otherwise, affecting the Leased Premises (but shall pay all such taxes as and when due, regardless of whether or not Tenant wishes to institute any contest with respect thereto), and Landlord agrees to cooperate with Tenant in connection therewith at no cost to Landlord.

                           5. UTILITIES. Tenant shall pay, as and when due, all
water, sewer, power, heat, gas, electricity and all other utility services used or consumed on the Leased Premises during the Lease Term, such payment to be made directly to the supplying utility company. Landlord shall not be liable for any permanent or temporary interruption or termination of utility services nor shall any of Tenant's obligations under this Lease be affected by any such interruption or termination of utility services.

                           6. MAINTENANCE AND REPAIRS. Tenant shall, throughout
the Lease Term, at its sole cost and expense, keep and maintain the Leased Premises in good working order and condition, including, without limitation, the structural components, floors, walls, roof, replacement of glass, repair of doors, truck docks and truck pads, heating units, electrical, plumbing and other utility systems serving the Leased Premises, and the parking lots serving the Leased Premises.

                           7. FIXTURES AND ALTERATIONS. Tenant shall have the
right to make any alterations, installations, additions or expansions to the Leased Premises as Tenant may desire, provided that Tenant shall do so in a good and workmanlike manner, free of any mechanics liens and in accordance with all governmental laws, ordinances, requirements, orders, directions, rules or regulations (collectively, "Governmental Requirements"). Upon the expiration or earlier termination of this Lease, Tenant, at its



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                                                            Leased Real Property

own cost and expense, shall have the right, but not the obligation, to remove all trade fixtures and other equipment owned by Tenant and located within the Leased Premises, and shall repair any damage caused by such removal.

                           8. USE. Subject in all respects to the terms and
conditions otherwise set forth in this Lease, Tenant may use the Leased Premises for any lawful purpose; provided that, during the Term, Tenant will not take any action, or omit to take any action, that would give rise to Environmental Claims with respect to the Leased Premises. Tenant shall not use or occupy the Leased Premises, or permit or suffer the Leased Premises or any part thereof to be used or occupied, for any unlawful or illegal business, use or purpose, or in any manner to constitute a nuisance of any kind, or for any purpose or in any way in violation of any Governmental Requirements or in any manner that might breach any of its obligations under the Asset Purchase Agreement. Landlord shall not be liable for the loss of or any damage to any property of Tenant or of others located or stored in, upon or about the Leased Premises, whether by theft, vandalism, malicious mischief, unlawful entry or any other cause or reason.

                           9. LIENS. (a) Throughout the Term, Tenant shall not
suffer or permit any mechanic's lien or other lien to attach to the Leased Premises as a result of any work performed by Tenant or its agents, and whenever and as often as any such lien or liens shall be filed or shall attach, Tenant shall, within 90 days thereafter, pay or bond off such lien or liens or procure their cancellation in any manner prescribed or permitted by law.

                           (b) Tenant acknowledges and agrees that Tenant is
not, and shall not be deemed to be, an agent of Landlord in connection with any construction, demolition or renovation activities undertaken by Tenant at the Leased Premises, and nothing contained in this Lease shall be construed as consent or permission by Landlord to subject Landlord's fee simple estate in the Land or the Leased Premises to any lien of contractors, suppliers, materialmen or other persons performing services, or supplying labor or materials, in connection any construction, demolition or renovation activities undertaken by Tenant.

                           10. INSURANCE. (a) Throughout the Term, Tenant shall
obtain and keep in force, at its sole cost and expense, commercial general liability insurance insuring both the Landlord and Tenant from and against any and all claims for damages resulting from injury or death to persons or injury to property occurring in and about the Leased Premises or arising out of the ownership, maintenance, use or occupancy of the Leased Premises. The amount of coverage shall be not less than $2,000,000.00 per occurrence and $3,000,000.00 annual aggregate for property damage and injury or death to persons. Tenant shall also maintain all risk property damage insurance covering all of Tenant's trade fixtures, equipment, furnishings and other personal property and contents and all other portions of the Leased Premises.




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                                                            Leased Real Property

                           (b) Tenant shall deliver to Landlord a certificate
evidencing the existence and amount of the insurance required to be carried by Tenant hereunder. No policy of insurance required to be obtained and maintained hereunder shall be cancelable or subject to reduction of coverage or other material modification except after thirty (30) days prior written notice to Landlord.

                           (c) Tenant shall keep the Leased Premises insured
against loss by fire (with extended coverage) in an amount equal to not less than one hundred percent (100%) of the full insurable value thereof.

                           11. FIRE OR OTHER CASUALTY. If at any time during the
Lease Term all or any portion of the improvements now or hereafter erected on the Leased Premises shall be destroyed or damaged by fire, flood, or any other casualty, Tenant shall repair, reconstruct and restore such improvements, and there shall be no abatement in Base Rent or any other charges hereunder during the period of such restoration; provided, that if the estimated cost of restoring such improvements exceeds Six Hundred Thousand Dollars ($600,000.00), then Tenant shall have the right to terminate this Agreement, in which event neither party shall have any liability to the other hereunder.

                           12. MUTUAL RELEASE AND WAIVER OF CLAIMS.
Notwithstanding any provision of this instrument to the contrary, Landlord and Tenant hereby each waive all rights of recovery and causes of action which either party has or may have, or which may arise hereafter, against the other, whether caused by negligence or otherwise, for any loss or damage to property or business arising out of or incident to the perils required to be insured against under this Lease; provided, however, that the foregoing waivers apply only to the extent of such insurance coverage and to the extent such waivers do not invalidate any policy of insurance of the parties hereto, now or hereafter issued, it being stipulated that the waiver shall not apply if the application thereof would result in the invalidation of such policy of insurance.

                           13. CONDEMNATION. (a) If the whole of the Leased
Premises shall be taken, appropriated or condemned for any public or quasi-public use or purpose, or if less than all of the Leased Premises is taken but the remaining portion is not sufficient for the operation of Tenant's business, then the Initial Term, or then-current Renewal Term, shall automatically cease and terminate as of the date Tenant is required to relinquish possession of the Leased Premises or when title to the Leased Premises vests in the taking authority, whichever first occurs, and all rents and other charges paid under this Lease shall be apportioned as of the date of termination. Tenant shall be entitled to receive any award for the value of the Leased Premises and also the Option Property (defined below) in connection with any taking and Landlord hereby waives any claim thereto.

                           (b) If less than all of the Leased Premises shall be
taken, appropriated or condemned for any public or quasi-public use or purpose, and the



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                                                            Leased Real Property

remaining portion not so taken is sufficient for the operation of Tenant's business, as determined by Tenant in Tenant's sole judgment, then Tenant shall, to the extent of any award received in connection therewith (which shall be for the account of Tenant in such circumstances), restore the balance of the Leased Premises to a complete unit and this Lease shall thereafter remain in full force and effect.

                           14. MORTGAGES. Landlord shall not permit or cause to
be permitted any liens, restrictions, easements, covenants, encumbrances or other conditions on the Leased Premises other than the Permitted Encumbrances (defined below).

                           15. DEFAULT. (a) Tenant shall be in default hereunder
if any one or more of the following events (hereinafter referred to individually as an "Event of Default") shall occur: (i) Tenant shall fail to pay any amounts or charges payable by Tenant under this Lease and such failure shall continue for more than 30 days after receipt of written notice by Tenant of such failure,, (ii) Tenant shall neglect or fail to perform or observe any of the other terms, covenants or conditions contained in this Lease and such failure shall continue for more than 30 days after notice to Tenant of such failure, provided, that if such default cannot be reasonably cured within such 30 day period, such period shall be extended so long as Tenant commences the cure of such default within such 30 day period and diligently prosecutes the completion thereof, and in any event is unable to cure such default within 120 days after notice to Tenant of such failure. Upon the occurrence of an Event of Default, or at any time thereafter while an Event of Default continues, Landlord shall have the right, at its option, to terminate this Lease. If this Lease is terminated in the manner provided above or by legal proceedings or otherwise, Landlord or its duly authorized agents shall have the right, immediately or at any time thereafter, and without the necessity of giving any further notice, to reenter and to resume possession of the Leased Premises without being deemed guilty of trespass or any other violation of law and without prejudice to any remedies Landlord may have for unpaid rent or for damages for breach of this Lease.

                           (b) All remedies available to Landlord are declared
to be cumulative and concurrent. In the event of a default or threatened default by Tenant of any of the terms, provisions, covenants, conditions, rules and regulations of this Lease, Landlord shall have the right to seek and the right to invoke any remedy permitted to Landlord in law or in equity. No termination of this Lease nor any taking or recovering of possession of the Leased Premises shall deprive Landlord of any of its remedies or actions against Tenant for all damages resulting from Tenant's default.

                           16. SUBLETTING AND ASSIGNMENT. Tenant shall have the
right to assign, pledge or mortgage this Lease, whether by operation of law or otherwise, or sublease all or any part of the Leased Premises, without the consent of the Landlord.




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                                                            Leased Real Property

                           17. SURRENDER OF LEASED PREMISES; HOLDOVER. At the
expiration of the Lease Term, or upon any earlier termination of this Lease for any reason, Tenant shall surrender the Leased Premises in good condition and repair, reasonable wear and tear and taking by eminent domain excepted. If Tenant fails to surrender possession of the Leased Premises at the expiration of the Lease Term, Tenant shall be a Tenant at sufferance, but shall remain liable for the performance of all Tenant obligations hereunder.

                           18. CERTIFICATES. Either party shall, without charge,
at any time and from time to time hereafter, within fifteen (15) days after written request of the other party, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the existence of any default hereunder, to such certifying party's best knowledge and belief; (c) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party, to such certifying party's best knowledge and belief; and (d) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing the same.

                           19. QUIET ENJOYMENT. Landlord warrants to Tenant,
that upon Tenant's paying the rent and all other amounts and charges Tenant is required under this Lease to pay, and upon Tenant's performing and observing all covenants, agreements and conditions of this Lease that Tenant is required to perform and observe, Tenant shall quietly have, hold and enjoy the Leased Premises during the Lease Term without hindrance or interruption by Landlord or any other person or persons claiming by, through or under the Landlord.

                           20. FORCE MAJEURE. Except for any obligation to pay
rent or other charges required under this Lease, if either Landlord or Tenant shall be delayed in or prevented from the performance of any of the terms, covenants and conditions of this Lease, by reason of restrictive governmental laws or regulations, riots, insurrections, war, sabotage, act of God, or any other reason of a similar or dissimilar nature not the fault of the party delayed in or prevented from performance, then performance shall be excused for the period of the delay or prevention of performance and the time for performance shall be extended for an equivalent period.

                           21. WAIVER. The waiver by Landlord of any breach of
any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant, or condition of this Lease. Landlord's acceptance of rent shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this



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Lease. No term, covenant, or condition of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing by Landlord.

                           22. NOTICES. Any notice, demand, or request required
to be given by Landlord or Tenant under this Lease shall be in writing signed by the party giving such notice. Any notice, request or instruction to be given hereunder by any party to the other party will be deemed to have been given (i) when it is delivered, (ii) the Business Day after it is sent by overnight courier, or (iii) when it is sent by facsimile, with confirmation of receipt, addressed as follows or to such other address(es) as may be designated by written notice to the other party from time to time:

If to Tenant:        GEO Specialty Chemicals, Inc.
                     28601 Chagrin Boulevard, Suite 450
                     Cleveland, Ohio 44122
                     Attention: George P. Ahearn
                     Fax No.:  (216) 765-1307

with a copy to:      Craig R. Martahus, Esq.
                     Thompson Hine & Flory LLP
                     3900 Key Center
                     127 Public Square
                     Cleveland, OH 44114
                     Fax No.:  (216) 566-5800

If to Landlord:      Mallinckrodt, Inc.
                     675 McDonnell Blvd.
                     Hazelwood, Missouri  63134
                     Attn.: Richard T. Higgons, Vice President, Corporate
                     Development
                     Fax No.:  (314) 654-3137

with a copy to:      Mallinckrodt, Inc.
                     675 McDonnell Blvd.
                     Hazelwood, Missouri  63134
                     Attn:  Roger A. Keller, Vice President and General Counsel
                     Fax No.:  (314) 654-5366

                           23. GOVERNING LAW; SEVERABILITY; SUCCESSORS. This
Lease and its performance shall be governed, interpreted and regulated by and in accordance with the laws of the State of Pennsylvania. If any portion of this Lease should be invalid or held invalid, the remainder of it shall be unaffected and remain in full force and effect. The provisions of this Lease shall apply to and be binding upon the heirs, successors, assigns and legal representatives of both Tenant and Landlord.




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                                                            Leased Real Property

                           24. CONFLICT OF TERMS; ENTIRE AGREEMENT; MODIFICATION
OF LEASE This Lease shall at all times be subject to the Asset Purchase Agreement. The parties agree that no term or provision of this Lease shall limit or affect any obligation of the parties under the Asset Purchase Agreement. In the event the terms and conditions contained herein (including, without limitation, the terms of paragraph 25 below) are inconsistent or conflict with the terms and conditions set forth in the Asset Purchase Agreement, the terms and conditions of the Asset Purchase Agreement shall govern and control so long as such terms remain in effect. There are no oral agreements existing between the parties hereto with respect to the subject matter hereof. This Lease shall not be modified except in writing signed by both Landlord and Tenant.

                           25. INDEMNIFICATION. (a) Tenant shall indemnify,
defend and hold harmless Landlord from and against any and all losses, claims, liabilities, damages, demands, fines, costs and expenses (including reasonable legal expenses) of whatever kind and nature (collectively, "Claims") to the extent resulting from any of the following: (i) Tenant's negligent or wrongful acts or omissions, (ii) Tenant's breach of the terms and provisions of this Lease or (iii) any accident, occurrence or condition caused by Tenant from the release after the Commencement Date of any Hazardous Substances (as defined below) in, on, under or from the Leased Premises that results in any injury or death to any person or damage to any property or that requires any investigation with respect to, the removal, treatment or other remediation of, such Hazardous Substances under the terms of any Environmental Laws (as defined below). As used throughout this Lease, the term "Hazardous Substances" shall mean any hazardous waste, hazardous or toxic substances, including without limitation, asbestos, PCBs, lead-based paint, petroleum and petroleum products, radioactive materials, pesticides, herbicides and any other substance, material or waste that is now or hereafter regulated by any federal, state or local governmental authority or that is now or hereafter listed, defined as or included in the definition of 'hazardous substances', 'hazardous wastes', 'hazardous materials', 'toxic materials' or 'toxic substances' under any applicable Environmental Laws now or hereafter in effect. As used throughout this Lease, the term "Environmental Laws" shall mean any law, regulation, rule, order or directive of any federal, state or local governmental authority now or hereafter in effect that relates to pollution or protection of public health and safety or to the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act, as amended.

                           (b) Landlord shall indemnify, defend and hold
harmless Tenant from and against any and all Claims to the extent resulting from any of the following: (i) Landlord's negligent or wrongful acts or omissions,
(ii) Landlord's breach of the terms and provisions of this Lease or (iii) subject to the terms of the Asset Purchase Agreement, any accident, occurrence or condition caused by the release on or before the Commencement Date of any Hazardous Substances in, on or under the Leased Premises, or any release before or after the Commencement Date on any adjoining land owned by



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Landlord, that results in any injury or death to any person or damage to any property or that requires any investigation with respect to, the removal, treatment or other remediation of such Hazardous Substances under the terms of any Environmental Laws.

                           26. OPTION TO PURCHASE; RESTRICTIONS ON SALE. (a)
Landlord shall not sell or convey any interest in the Leased Premises and the land described below as the Land Under Option (collectively, the "Option Property") unless Landlord provides at least one hundred twenty (120) days advance written notice to tenant of its willingness to sell such property. During such 120 day period (the "Option Period"), tenant shall have the option to purchase the Option Property (the "Option to Purchase"), exercisable at any time during the Option Period by delivering written notice to Landlord. Upon Tenant's exercise of its Option to Purchase, Landlord and Tenant shall promptly enter into a purchase agreement that contains such terms as are customary and consistent with the following terms:

                           (i) The purchase price for the Option Property shall
be $1.00.

                           (ii) The consummation of the transaction contemplated
by the Option to Purchase (the "Closing") shall be completed as soon as reasonably practicable under the circumstances following exercise of the Option to Purchase (the "Closing Date"), taking into account any subdivision or similar requirements. As a condition to Closing, Tenant shall obtain, at its cost, any necessary subdivision or similar approval to effect the sale of the Option Property as one or more separate parcels, apart from any continuous land to be retained by Landlord.

                           (iii) On the Closing Date, Landlord shall convey
marketable fee simple title to the Option Property by special warranty deed (the "Deed"), subject only to (i) real estate taxes and assessments, both general and special, including, without limitation, assessments for water and sewer, that are a lien but not yet due and payable, (ii) other matters affecting title that would not, individually or in the aggregate, materially detract from the value of the real property used in connection with the conduct of Tenant's then-existing business operations or materially impair the use or conduct thereof; (iii) any liens and encumbrances with respect to the Leased Premises that exist solely or principally as a consequence of actions by Tenant; and (iv) the matters set forth on EXHIBIT C, attached hereto and made a part hereof ((i), (ii), (iii) and (iv) together, the "Permitted Encumbrances"). The Deed shall also provide for the grant to Tenant of perpetual easements, appurtenant to the Option Property, for ingress and egress to and from the Option Property over existing private roads to Mauch Chunk Road and Cedar Crest Road, to the extent Landlord, after consummation of the transactions contemplated under the Asset Purchase Agreement, owns such land on which such roads are situated.

                           (iv) On the Closing Date, Landlord shall deliver, at
Landlord's cost, an owner's title insurance policy (ALTA form) issued by Commonwealth Title



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Company, or such other national title company as Tenant may reasonably elect
(the "Title Company"), insuring fee simple title of Tenant in the Option Property, subject only to the Permitted Encumbrances, in an amount equal to $600,000.00, with standard exceptions deleted, together with affirmative insurance as to the appurtenant easements referred to above, and a "same land as survey" endorsement, provided that Tenant shall furnish any survey in connection therewith (the "Title Policy"). Each party shall pay one-half of any escrow fees, recording fees, and sales or transfer taxes incurred in connection with the conveyance of the Option Property to Tenant.

                           (v) On or before the Closing Date, Landlord shall, at
its cost, deliver a survey of each parcel of land comprising the Option Property, which survey shall be prepared in accordance with the most recent ALTA/ACSM Minimum Survey Detail Requirements, showing all Table A items thereof (except items 5 and 12 thereof and such other items as are not reasonably necessary or feasible), certified to Tenant, Landlord, Tenant's lender and the title company (the "Survey").

                           (vi) On the Closing Date, Landlord shall deposit with
the Title Company (i) the Deed; (ii) Landlord's affidavit of non-foreign status as contemplated by Section 1445 of the Internal Revenue Code of 1986, as amended; and (iii) a release of any and all documents relating to any mortgage, lien or encumbrance affecting the Option Property or any portion thereof, other than the Permitted Encumbrances.

                           (vii) The purchase agreement for the Option Property
shall include such environmental representations, warranties and indemnifications in favor of Tenant as are consistent with the terms of Asset Purchase Agreement.

                           (b) The land to be included in such sale (the "Land
under Option") will consist, at a minimum, of all land necessary for the beneficial use and enjoyment of the Leased Premises, together with additional land for expansion and as a buffer to adjoining property, as shall be mutually determined by the parties following the receipt of notice from Landlord that the property is available for sale, subject, however, to the following, each of which shall be conditions to Tenant's obligations to consummate such purchase:

                           (i) The parties anticipate that the Land Under Option
shall include no less than 20 acres in the aggregate, including land related to the warehouse facilities and the sludge facilities;

                           (ii) The Land Under Option shall be configured to
respect all applicable building and zoning laws, including setback and other restrictions, minimum lot size and parking requirements, taking into account any variances that may be issued by applicable governmental authorities.




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                           (iii) The Land Under Option shall be contiguous to
the Owned Real Property (defined below), and shall have direct vehicular access to existing and usable public roads or rights of way over the Owned Real Property and the easements benefitting the Owned Real Property, in addition to the rights discussed in paragraph 26(a)(iii) above. For the purposes hereof, the term Owned Real Property means the real property to be conveyed separately by Landlord to Tenant and further described as Lot Nos. 1 and 2 on the Proposed Subdivision Plan.

                           (iv) The Land Under Option shall not rely on other
land for utilities other than with respect to the Owned Real Property and except to the extent such reliance exists as of the Commencement Date.

                           (v) The Land Under Option shall constitute one or
more separate tax parcels, or shall be added to the tax parcels comprising the Owned Real Property, at the time of conveyance to Tenant.

                           (vi) The Land Under Option shall exclude any land to
which Tenant objects based on environmental considerations.

                           (c) During the Option Period, Tenant shall have the
right to conduct a so-called Phase I environmental inspection of the Option Property, and Landlord shall cooperate with Tenant and provide full disclosure to Tenant of all available environmental reports and data; provided, that Tenant shall have no right to perform soil or ground water tests on the Option Property.

                           (d) In the event Tenant does not elect to exercise
the Option to Purchase, the Option to Purchase shall be of no further force or effect, but this Lease shall remain in full force and effect notwithstanding any sale of the Option Property to any third party.

                           27. COUNTERPARTS. Two or more duplicate originals of
this Lease may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. The Lease may be executed in one or more counterparts and will be effective when at least one counterpart has been executed by each party thereto, and each set of counterparts shall constitute one duplicate original.

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                                                            Leased Real Property

         IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above written.


MALLINCKRODT, INC,                               GEO SPECIALTY CHEMICALS,
a Delaware corporation.                          INC., an Ohio corporation.



By: /s/ Richard T. Higgons                       By: /s/ George P. Ahearn
   ------------------------------------             ----------------------------
Name: Richard T. Higgons                         Name: George P. Ahearn
Title: Vice President                            Title: President




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